Exhibit 10.3.3

REGISTRATION RIGHTS AGREEMENT

GS HOME SHOPPING INC.

SAIF II MAURITIUS COMPANY LIMITED

ORCHARD CENTAR MASTER LIMITED

MAKIRA SP5 LIMITED

NETWORK18 HOLDINGS LIMITED

TV18 HSN HOLDINGS LIMITED

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is dated March 28, 2014 and is made

BY AND BETWEEN:

GS HOME SHOPPING INC., a public listed company incorporated under the laws of Republic of Korea, having its registered office at GS Gangseo Tower, 10, Mullae-Dong 6-Ga, Youngdungpo-Gu, Seoul, Republic of Korea, 150-096 (“GSHS”) of the FIRST PART;

AND

SAIF II MAURITIUS COMPANY LIMITED, a company incorporated under the laws of Mauritius, having its office at 3rd Floor, Raffles Tower, 19 Cybercity, Ebène, Mauritius (“SAIF”) of the SECOND PART;

AND

ORCHARD CENTAR MASTER LIMITED, a company incorporated under the laws of British Virgin Islands, having its office at Romasco Palace, Wickhams Cay 1, PO Box 3140, Road Town, Tortola, British Virgin Islands, VG 1110 (“Centar”) and MAKIRA SP5 LIMITED, a company incorporated under the laws of the Cayman Islands, having its office at Cricket Square, Hutchins Drive, PO Box 1681, Grand Cayman, Cayman islands, KY-1111 (“Makira) (Centar and Makira are hereinafter referred to as “OCP”) of the THIRD PART;

AND

NETWORK18 HOLDINGS LIMITED, a company incorporated under the laws of Mauritius, having its registered office at 5th Floor, Ebene Esplanade, 24 Cybercity, Ebene, Mauritius (“Network18”) of the FOURTH PART;

AND

TV18 HSN HOLDINGS LIMITED (to be renamed NW18 HSN Holdings Plc upon becoming a public company), a company incorporated under the laws of Cyprus, and having its registered office at 10 Diomidous Street, Alphamega Akropolis Building, 3rd Floor, Office 401, 2024 Nicosia, Cyprus (the “Company”) of the FIFTH PART.

RECITALS

A.	GSHS, SAIF, OCP and Network18 are shareholders of the Company.

B.	As of the closing date of the IPO, the Old Shareholders Agreement, which contains registration rights provisions in favor of GSHS, SAIF, OCP and Network18, will be terminated pursuant to the Termination Agreement.

C.	GSHS, SAIF, OCP, Network18 and the Company wish to enter into this Agreement to provide for registration rights of the Shareholders following the IPO.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants, representations and warranties hereinafter contained, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement (the “Parties”) hereby agree as follows:

AGREEMENT

SECTION I

DEFINITIONS

1.1	Definitions. In this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

“Affiliate” means, any corporation or other entity that controls, is controlled by, or is under common control with a party. For purposes of this definition, the terms “control” and “controlled” mean the power to determine the management or policies of a Person by either ownership of a majority of voting rights of its issued capital, or having the right to appoint a majority of the members of its board of directors or other management body, whether by contract or otherwise.

“Agreement” means this Registration Rights Agreement, as amended, modified or supplemented in writing by the Parties from time to time pursuant to the terms hereof and all attached schedules and all instruments supplemental to or in confirmation of this Agreement.

“Applicable Law” means any statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment or decree applicable to the relevant Parties or to any of their respective Affiliates or to any of their respective properties, assets, officers, directors or employees.

“Company” has the meaning assigned to such term in the preamble to this Agreement.

“Defaulting Party” has the meaning given to such term in Section 5.8(a)(iv).

“Demanding Party” has the meaning given to such term in Section 3.1(a).

“Dispute” has the meaning given to such term in Section 5.1(a).

“Effective Date” means the date the Old Shareholders Agreement is terminated pursuant to the Termination Agreement.

“Equity Shares” means equity shares of the Company of a nominal value of USD 0.04 each.

“Governmental Authority” means any government, regulatory authority, governmental department, agency, commission, board, tribunal, crown corporation, or court or other law, rule or regulation-making entity having or purporting to have jurisdiction on behalf of any nation, or province or state or other subdivision thereof or any municipality, district or other subdivision thereof, including any securities regulator in the relevant jurisdiction.

“GSHS” has the meaning assigned to such term in the preamble to this Agreement.

“IPO” means the initial public offering of the Company’s Equity Shares.

“Network18” has the meaning assigned to such term in the preamble to this Agreement.

“Non-Defaulting Party” has the meaning given to such term in Section 5.8(a)(iv).

“OCP” has the meaning assigned to such term in the preamble to this Agreement.

“Old Shareholders Agreement” means the Shareholders Agreement, dated October 1, 2013, by and between GSHS, SAIF, OCP, Network18 and the Company.

“Parties” has the meaning assigned to such term in the preamble to this Agreement.

“Person” includes any individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, corporation, and a natural person in his capacity as trustee, executor, administrator, or other legal representative.

“Registrable Shares” means any Equity Shares that are held by any of GSHS, SAIF OCP, or Network18 as of the date hereof; provided, however, that Equity Shares that are Registrable Shares shall cease to be Registrable Shares: (a) upon any sale pursuant to a Registration Statement or Rule 144 under the Securities Act, (b) with respect to a Shareholder, when such Shareholder is eligible to sell all of such Shareholder’s Registrable Shares pursuant to Rule 144 under the Securities without limitation thereunder on volume or manner of sale or is otherwise eligible to freely sell, transfer or otherwise convey all of such Shareholder’s Registrable Shares pursuant to Applicable Law or (c) upon any sale in any manner to a person or entity which is not entitled to the rights provided by this Agreement.

“Registration Expenses” has the meaning given to such term in Section 3.4.

“Registration Statement” means a registration statement or prospectus filed by the Company with the SEC or other relevant Governmental Authority for a public offering and/or listing on a stock exchange, and sale of securities of the Company (other than a registration statement on any form for a limited purpose, any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation or a registration statement solely for the purpose of registering shares issued in a non-underwritten offering in connection with a merger, combination or acquisition).

“SAIF” has the meaning assigned to such term in the preamble to this Agreement.

“SEC” means the United States Securities and Exchange Commission (or any successor organization thereto).

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shareholders” means GSHS, SAIF, OCP and Network18, collectively, and “Shareholder” means any one of such Persons individually.

“SIAC” has the meaning assigned to such term in Section 5.1(b).

“SIAC Rules” has the meaning assigned to such term in Section 5.1(b).

“Termination Agreement” means the Termination Agreement of the Parties dated as of the date hereof, pursuant to which the Old Shareholders Agreement will terminate on the closing date of IPO, as contemplated in the underwriting agreement for the IPO.

“USD” shall mean the lawful currency of the United States of America.

1.2	Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof in any manner whatsoever.

1.3	Interpretation; Number and Gender. The definitions in Section 1.1 shall apply equally to both the singular and plural form of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter form. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless the context otherwise requires, (a) all references to Sections, paragraphs, clauses, Exhibits and Schedules are to Sections, paragraphs and clauses in, and Exhibits and Schedules to, this Agreement; and (b) the terms “herein”, “hereof”, “hereto”, ‘hereunder” and words of similar import refer to this Agreement as a whole.

1.4	In case the due date mentioned in this Agreement falls on a Saturday or a Sunday or a public holiday in Cyprus, then the due date will be considered to be the next calendar date.

SECTION II

EFFECTIVE DATE

2.1	Effective Date.

This Agreement shall come into force and effect from the Effective Date. For the avoidance of doubt, should the Effective Date not occur, this Agreement shall never come into force or effect.

SECTION III

REGISTRATION RIGHTS

3.1	Demand Registration.

(a)

Subject to the provisions of Applicable Law, GSHS, SAIF and/or OCP, may each request, in writing (such requesting party or parties, the “Demanding Party”), that the Company effect a registration of all or any part of the Registrable Shares owned by the Demanding Party and in the manner considered appropriate by the Demanding Party. If the Demanding Party intends to distribute the Registrable Shares by means of an underwriting, it shall so advise the Company. In the event such registration is underwritten, the right of other Shareholders to participate in such registration shall be conditioned on GSHS’s, SAIF’s and OCP’s participation in such underwriting. Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all Shareholders. Such other Shareholders shall have the right, by giving written notice to the Company within thirty (30) calendar days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shareholders other than the Demanding Party may request in such notice of election, subject to the approval of the underwriter managing the offering. Notwithstanding any other provision of this Section 3.1, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall advise all holders of Registrable Shares which would otherwise be underwritten pursuant hereto that the number of shares that may be included in the underwriting shall be allocated to the holders of such Registrable Shares (subject to priority being given to SAIF and OCP) on a pro rata basis based on the number of Registrable Shares requested by each such holder. Any Registrable Shares excluded or withdrawn from such underwriting shall be withdrawn from the registration. The Equity Shares held by the holders of Registrable Shares other than SAIF and OCP shall be withdrawn and excluded first, before any shares held by SAIF and OCP shall be withdrawn or excluded (on a pro rata basis). Thereupon, the Company shall, as expeditiously as possible, use its reasonable efforts to effect the registration of all Registrable Shares that the Company has been requested so to register. Such registration shall be done on such forms and in such manner as is considered appropriate by SAIF and OCP together.

(b)	Subject to the provisions of Applicable Law, at any time after the Company becomes eligible to file a shelf Registration Statement relating to secondary offerings on Form F-3 or its successor (if the Registration Statement is being filed with the SEC) or otherwise (in all other cases), each of SAIF and OCP will have the right to require the Company to effect an unlimited number of Registration Statements of all or any portion of the Registrable Shares held by such Shareholder. Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all Shareholders. Such other Shareholders shall have the right, by giving written notice to the Company within thirty (30) calendar days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Shareholders may request in such notice of election. Thereupon, the Company shall, as expeditiously as possible, use its reasonable efforts to effect the registration on the applicable forms of all Registrable Shares that the Company has been requested to register. If the registration pursuant to this Section is for an underwritten offering, the rights and responsibilities of the parties shall be in general conformity with the applicable procedural provisions of Section 3.1(a) hereof.

3.2	Incidental Registration.

(a)

Whenever the Company proposes to file a Registration Statement, including, but not limited to, Registration Statements relating to secondary offerings of securities of the Company, but excluding Registration Statements pursuant to Section 3.1 or relating to employee benefit plans or with respect to corporate reorganizations, at any time and from time to time, it will, at least thirty (30) calendar days prior to such filing, give written notice to all Shareholders of its intention to do so and, upon the written request of a Shareholder or Shareholders given within twenty (20) calendar days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its reasonable efforts to cause all Registrable Shares that the Company has been requested by such Shareholder or Shareholders to register or to be registered under Applicable Law to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Shareholder or Shareholders, provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 3.2 without incurring any obligation to any Shareholder.

(b)	In connection with any offering under this Section 3.2 involving an underwriting, the Company shall not be required to include any Registrable Shares in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the good faith opinion of the underwriters, jeopardize the success of the offering by the Company. If, in the opinion of the managing underwriter, the registration of all, or part of, the Registrable Shares that the holders have requested to be included would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Shares, if any, that the managing underwriter in good faith believes may be sold without causing such adverse effect. If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the total number of shares that the holders of Registrable Shares have requested to be included, the Shareholders holding Registrable Shares who have requested registration shall participate in the underwriting pro rata based upon their total ownership of shares of common stock of the Company (giving effect to the conversion into common stock of all securities convertible thereinto). If any holder would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among other requesting holders pro rata based upon their total ownership of Registrable Shares.

3.3	Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its reasonable efforts to effect the registration of any of the Registrable Shares under Applicable Law, the Company shall:

(a)	prepare and file with the relevant Governmental Authority a Registration Statement with respect to such Registrable Shares and use its reasonable efforts to cause that Registration Statement to become and remain effective for the earlier of one-hundred twenty (120) calendar days or until the completion of the distribution or as otherwise specified by SAIF and/or OCP as applicable, (if Registrable Shares of SAIF and/or OCP are covered by the Registration Statement);

(b)	as expeditiously as possible prepare and file with the relevant Government Authority any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective and to comply with Section 3.3(a), and comply with the provisions of Applicable Law with respect to the disposition of all securities covered by such Registration Statement;

(c)	as expeditiously as possible furnish to each selling Shareholder such reasonable numbers of copies of the registration statement, each amendment and supplement thereto, prospectus, including a preliminary prospectus, in conformity with the requirements of Applicable Law, and such other documents as the selling Shareholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Shareholder;

(d)	as expeditiously as possible use its reasonable efforts to register or qualify the Registrable Shares covered by the Registration Statement under the applicable securities or other laws of such jurisdictions as the selling Shareholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Shareholders to consummate the public sale or other disposition in such jurisdictions of the Registrable Shares owned by such selling Shareholders;

(e)	notify each selling Shareholder of such Registrable Shares at any time when a Registration Statement related thereto is effective under the Applicable Law, of the happening of any event as a result of which, or in the event the Company becomes aware that, the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(f)	cause all such Registrable Shares to be listed on NYSE or NASDAQ (if the Equity Shares are then listed on such stock exchange) or any stock exchange, as considered appropriate by SAIF, if the Equity Shares are not then listed on NYSE or NASDAQ, and as permitted by Applicable Law;

(g)	in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in customary form with the managing underwriter of such offering. Each Shareholder participating in such underwriting shall also enter into and perform its obligations under such an agreement; and

(h)

furnish, at the request of the initiating Shareholders holding a majority of the shares participating in the offering, on the date that such Registrable Shares are delivered to the underwriters for sale, if such shares are being sold through underwriters, or, if such shares are not being sold through underwriters, on the date that the Registration Statement with respect to such Registrable Shares becomes effective: (i) an opinion, dated as of such date, from the counsel representing the Company for the purpose of such registration, in the form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority of the initiating Shareholders, addressed to the underwriters, if any, and to the initiating Shareholders; and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority of the initiating Shareholders, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the initiating Shareholders.

(i)	If the Company has delivered preliminary or final prospectuses to the selling Shareholders and after having done so the prospectus must be amended to comply with the requirements of Applicable Law, promptly notify the selling Shareholders and, if requested, the selling Shareholders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company shall as soon as practicable provide the selling Shareholders with revised prospectuses and, following receipt of the revised prospectuses, the selling Shareholders shall be free to resume making offers of the Registrable Shares.

3.4	Allocation of Expenses. Subject to Applicable Law, the Company will pay all Registration Expenses (as defined below) of all registrations under this Agreement; provided, however, that if a registration under Section 3.1 is withdrawn at the request of the Shareholders requesting such registration (other than as a result of information concerning the business or financial condition of the Company that is made known to the Shareholders after the date on which such registration was requested), the requesting Shareholders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares that were to be included in such registration. For purposes of this Section, the term “Registration Expenses” shall mean all expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company, the reasonable fees and expenses of one (1) special counsel selected by the selling Shareholders to represent all selling Shareholders, local jurisdiction fees and expenses, and the expense of any special audits incidental to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of selling Shareholders’ own counsel (other than the aforementioned special counsel selected to represent all selling Shareholders).

3.5	Indemnification with Respect to Underwritten Offering. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to this Section 3, the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

3.6	Information by Shareholder. Each holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

SECTION IV

REPRESENTATIONS AND WARRANTIES

4.1	Representations and Warranties of Network18.

Network18 hereby jointly and severally represents and warrants to and for the benefit of the other Shareholders and the Company that:

(a)	It has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(b)	It has the corporate power and authority to enter into and perform its obligations under this Agreement;

(c)	This Agreement has been duly and validly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms;

(d)	It is not a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, instrument, charter or by-law provision, statute, regulation, judgment, decree or law that would be violated, contravened, breached by or under which default would occur or under which any payment or repayment would be accelerated as a result of the execution and delivery of this Agreement or the consummation of any of the transactions provided for in this Agreement; and

(e)	No consents or approvals of or filings or registrations with any Governmental Authority are necessary to the reasonable knowledge of Network18, and no consents or approvals of or filings or registrations with any third party are necessary in connection with the execution and delivery by Network18 of this Agreement and the consummation by Network18 of the transactions contemplated hereby except such consents or approvals that have already been obtained and filings or registrations that have already been made or are required to be made pursuant to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

4.2	Representations and Warranties of SAIF.

SAIF hereby represents and warrants to and for the benefit of the other Shareholders and the Company that:

(a)	It has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(b)	It has the corporate power and authority to enter into and perform its obligations under this Agreement;

(c)	This Agreement has been duly and validly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms;

(d)	It is not a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, instrument, charter or by-law provision, statute, regulation, judgment, decree or law that would be violated, contravened, breached by or under which default would occur or under which any payment or repayment would be accelerated as a result of the execution and delivery of this Agreement or the consummation of any of the transactions provided for in this Agreement; and

(e)	No consents or approvals of or filings or registrations with any Governmental Authority are necessary to the reasonable knowledge of SAIF, and no consents or approvals of or filings or registrations with any third party are necessary in connection with the execution and delivery by SAIF of this Agreement and the consummation by SAIF of the transactions contemplated hereby except such consents or approvals that have already been obtained and filings or registrations that have already been made or are required to be made pursuant to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

4.3	Representations and Warranties of GSHS.

GSHS	hereby represents and warrants to and for the benefit of the other Shareholders and the Company that:

(a)	It has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(b)	It has the corporate power and authority to enter into and perform its obligations under this Agreement;

(c)	This Agreement has been duly and validly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms;

(d)	It is not a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, instrument, charter or by-law provision, statute, regulation, judgment, decree or law that would be violated, contravened, breached by or under which default would occur or under which any payment or repayment would be accelerated as a result of the execution and delivery of this Agreement or the consummation of any of the transactions provided for in this Agreement; and

(e)

No consents or approvals of or filings or registrations with any Governmental Authority are necessary to the reasonable knowledge of GSHS, and no consents or approvals of or filings or registrations with any third party are necessary in connection with the execution and delivery by GSHS of this Agreement and the consummation by GSHS of the transactions contemplated hereby except such consents or approvals that have already been obtained and filings or registrations that have already been made or are required to be made pursuant to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

4.4	Representations and Warranties of OCP.

Each of Centar and Makira hereby represents and warrants to and for the benefit of the other Shareholders and the Company that:

(a)	It has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(b)	It has the corporate power and authority to enter into and perform its obligations under this Agreement;

(c)	This Agreement has been duly and validly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms;

(d)	It is not a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, instrument, charter or by-law provision, statute, regulation, judgment, decree or law that would be violated, contravened, breached by or under which default would occur or under which any payment or repayment would be accelerated as a result of the execution and delivery of this Agreement or the consummation of any of the transactions provided for in this Agreement; and

(e)	No consents or approvals of or filings or registrations with any Governmental Authority are necessary to the reasonable knowledge of Centar and Makira, and no consents or approvals of or filings or registrations with any third party are necessary in connection with the execution and delivery by each of Centar and Makira of this Agreement and the consummation by each of Centar and Makira of the transactions contemplated hereby except such consents or approvals that have already been obtained and filings or registrations that have already been made or are required to be made pursuant to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

SECTION V

MISCELLANEOUS

5.1	Arbitration.

(a)	Any dispute, controversy or claim arising out of or relating to this Agreement, or the performance, interpretation, breach, termination or validity hereof (a “Dispute”) shall be resolved through friendly consultation.

(b)	If the Dispute is not resolved within thirty (30) calendar days of the same being referred to consultation, any party may refer such Dispute to the Singapore International Arbitration Centre (“SIAC”) for arbitration in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC Rules”) for the time being in force, which rules are deemed to be incorporated by reference in this clause.

(c)	The place of arbitration shall be Singapore. The language of arbitration shall be English.

(d)	The Tribunal shall consist of three (3) arbitrators. The party or parties bringing the claim shall nominate one (1) arbitrator, the respondent or respondents named shall nominate one (1) arbitrator and the third and presiding arbitrator shall be nominated by the first two arbitrators.

(e)	The arbitral award shall be final and binding and shall not be subject to any form of appeal. The losing party(ies), as determined by the arbitrators, shall pay all reasonable costs and expenses (including but without limitation to legal fees) incurred by the prevailing party(ies), as determined by the arbitrators, in connection with resolving the Dispute.

5.2	Application of this Agreement.

The terms of this Agreement shall apply mutatis mutandis to any equity shares:

(a)	resulting from any conversion, reclassification, redesignation, subdivision or consolidation or other change of the Equity Shares of the Company; and

(b)	of the Company or any successor body corporate which may be received by the Shareholders as a result of any merger, amalgamation, arrangement or other reorganization of or including the Company;

and prior to any such action being taken, the Parties shall give due consideration to any changes which may be required to this Agreement in order to give effect to the intent of this Section.

5.3	Further Assurances.

(a)	The Parties shall, with reasonable diligence, do all such acts and things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and to carry out its provisions.

(b)	In case any of the obligations undertaken by the Company hereunder are not enforceable against the Company under Applicable Law, the Shareholders undertake to take such action in their capacity as shareholders of the Company to ensure that the Company, in fact, acts in accordance with this Agreement.

5.4	Benefit of the Agreement.

This Agreement and the rights, obligations and duties hereunder shall inure to the benefit of the Parties hereto and to their respective successors and permitted assigns.

5.5	Entire Agreement.

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and cancels and supersedes any prior understandings and agreements between the Parties with respect to such subject matter. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the Parties as to the transactions set forth herein other than those expressly set forth in this Agreement.

5.6	Amendments and Waivers.

No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by all of the Parties. No waiver of any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the Party purporting to give the same and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.

5.7	Assignment.

No Party hereto shall assign this Agreement or any rights and obligations hereunder to any other Person without the prior written consent of the other Parties hereto.

5.8	Termination.

(a)	This Agreement shall terminate:

(i)	Upon the written agreement of the Parties;

(ii)	The dissolution, liquidation or winding up of the Company;

(iii)	With respect to a particular Shareholder, from and as of the time such Shareholder, directly or indirectly, no longer owns or holds any Registrable Shares; and

(iv)	With respect to a particular Shareholder, in the event of a breach by such Shareholder (the “Defaulting Party”) of any of provision of this Agreement, which breach, if curable, is not cured within 45 calendar days of notice thereof being given to a Defaulting Party by the non-defaulting Party (“Non-Defaulting Party”).

(b)	The termination of this Agreement shall not discharge, affect or otherwise modify the rights and obligations of the Parties established or incurred prior to such termination. Notwithstanding anything to the contrary, the provisions in this Agreement relating to Arbitration; Notices; Governing Law and other representations, warranties, covenants and obligations which by their nature are intended to survive shall survive the termination of this Agreement.

5.9	Severability.

If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part of such provision and the remaining part of such provision and all other provisions of this Agreement shall continue to be in full force and effect.

5.10	Specific Performance.

Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof, without proving damages, in addition to any other remedy to which they may be entitled.

5.11	No Partnership; No Third Party Rights.

(a)	The Parties hereto agree that nothing in this Agreement shall be deemed to create a partnership, agency or any other relationship between them, except as otherwise expressly stated herein.

(b)	Nothing herein expressed or implied is intended, nor shall it be construed, to confer upon or give to any third party any rights or remedies under or by reason of this Agreement.

5.12	Notices

Any notice or other communication from any party hereto to the other parties shall be made in writing in the English language and shall be delivered by hand or sent by a nationally or internationally recognized courier to the address of the party set forth below or sent by facsimile to the facsimile number of the party set forth below and shall be marked for the attention of the person therein referred to. All notices and communications shall be deemed received upon: (a) actual receipt thereof by the addressee; (b) actual delivery thereof to the appropriate address; or (c) in the case of a facsimile transmission, upon transmission thereof by the sender and the issuance by the transmitting machine of a confirmation slip confirming that the number of pages constituting the notice have been transmitted without error:

If to SAIF, to:

Mr. Ravi Adusumalli

SAIF II Mauritius Company Limited

3rd Floor, Raffles Tower,

19 Cybercity, Ebène,

Mauritius

Telephone No.: +230 4645995

Facsimile No.: +230 4645115

Attention: Mr. Ravi Adusumalli

Copy to:

SAIF Advisors Ltd.

Suites 2516-2520,

Two Pacific Place

88 Queensway, Hong Kong

Attention: Mr. Brandon Lin

Telephone No: 852 2918 2206

Facsimile No: 852 2234 9116

Attention: Mr. Jason So

Telephone No.: 852 2918 2205

Facsimile No.: 852 2234 9116

If to Network18:

5th Floor, Ebene Esplanade,

24 Cybercity, Ebene,

Mauritius

Telephone No: +230 401 2300

Facsimile No: +230 401 2301

If to GSHS:

GS Gangseo Tower

10, Mullae-Dong 6-Ga

Youngdungpo-Gu, Seoul, 150-096

Telephone No.: 822 2007 4133

Facsimile No.: 822 2007 0272

If to OCP, to:

Ben Harris and Ji-Il Kwon

34/F Gloucester Tower,

The Landmark,

15 Queen’s Road Central,

Hong Kong

Telephone No.: +852 2236 0630 / +852 2236 0552

Facsimile No.: +852 2236 0600

If to the Company, to:

TV18 HSN Holdings Limited

10 Diomidous Street,

Alphamega Akropolis Building,

3 Floor, Office 401, 2024

Nicosia, Cyprus

Telephone No: +357 22 361 611

Facsimile No: +357 22 361 650

Any party hereto may change the foregoing address and telephone and facsimile numbers upon notice to the other parties in accordance with this Section 5.12.

5.13	Governing Law.

This Agreement shall be governed and interpreted by and construed in accordance with the laws of the Cyprus, without giving effect to the principles of conflict of laws thereunder.

5.15	Counterparts.

This Agreement may be executed by the Parties in separate counterparts each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to execute this Agreement on the day and year first hereinabove written.

Witnessed by:		SAIF II MAURITIUS COMPANY LIMITED

Name:	ANITA CHAN	By:	/s/ ANDREW Y. YAN
Address:	2516-2520 TWO PACIFIC PLACE	Name:	ANDREW Y. YAN
88 QUEENSWAY, HONG KONG		Title:	AUTHORIZED SIGNATORY

GS HOME SHOPPING INC.

Name:	LIM HO SHIM	By:	/s/ HUH, TAE SOO
Address:	10 MULLAEDONG 6-GA	Name:	HUH, TAE SOO
YOUNDUNGPO GU SEOUL KOREA		Title:	PRESIDENT & CEO

ORCHARD CENTAR MASTER LIMITED

Name:	JOYCE FOK	By:	/s/ BEN HARRIS
Address:	3401 GLOUCESTER TOWER	Name:	BEN HARRIS
THE LANDMARK, CENTRAL, HONG KONG		Title:	AUTHORIZED SIGNATORY

MAKIRA SP5 LIMITED

Name:	JOYCE FOK	By:	/s/ BEN HARRIS
Address:	3401 GLOUCESTER TOWER	Name:	BEN HARRIS
THE LANDMARK, CENTRAL, HONG KONG		Title:	AUTHORIZED SIGNATORY

NETWORK18 HOLDINGS LIMITED

Name:	ADARSH GOBURDHAN	By:	/s/ ASLAM KOOMAR
Address:	POPE HENESSY STREET	Name:	ASLAM KOOMAR
CUREPIPE		Title:	DIRECTOR

TV18 HSN HOLDINGS LIMITED

Name:	SOPHIA PROTOPAPA	By:	/s/ MILORAD VUJNOVIC
Address:	10, DIOMIDOUS STREET	By:	/s/ GEORGE FLOURENTZOU
ALPHAMEGA AKROPOLIS BUILDING		Name:	MILORAD VUJNOVIC
3RD FLOOR, OFFICE 401			GEORGE FLOURENTZOU
2024 NICOSIA, CYPRUS		Title:	CCY MANAGEMENT LIMITED DIRECTOR